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EXHIBIT 23.1

        WHEN THE TRANSACTIONS REFERRED TO IN NOTE 1 TO THE AUDITED COMBINED FINANCIAL STATEMENTS ON PAGE F-7 HAVE BEEN CONSUMMATED, WE WILL BE IN A POSITION TO RENDER THE FOLLOWING CONSENT.

/s/ KPMG LLP

Independent Auditors' Consent

The Board of Directors
Genworth Financial, Inc.:

        We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Historical and Pro Forma Financial Information" and "Experts" in the prospectus. Our report dated January 6, 2004, except for Note 1 which is as of                  , 2004, with respect to the combined statement of financial position of Genworth Financial, Inc. as of December 31, 2002 and 2001 and the related combined statements of earnings, stockholder's interest, and cash flows for each of the years in the three-year period ended December 31, 2002 refers to a change in accounting for goodwill and other intangible assets in 2002, and a change in accounting for derivative instruments and hedging activities in 2001.

Richmond, Virginia
January 20, 2004

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Independent Auditors' Consent